AMENDMENT NO. 1
TO
PLAN OF DISTRIBUTION
Class R Shares
(Reimbursement)
The Plan of Distribution Class R Shares (Reimbursement) (the “Plan”) effective February 12, 2010, is hereby amended, effective April 30, 2010, as follows:
     WHEREAS, the Plan is hereby amended to 1) reflect the name change of Invesco Aim Distributors, Inc. to Invesco Distributors, Inc.; and 2) reflect the name change of each of the Funds;
     NOW THEREFORE, the parties agree that:
1.	All references to Invesco Aim Distributors, Inc. in the Plan are hereby deleted and replaced with Invesco Distributors, Inc.
2.	Schedule A to the Plan is hereby deleted and replaced in its entirety with the following:
Schedule A
AIM Counselor Series Trust (INVESCO COUNSELOR SERIES TRUST)
Invesco Equally-Weighted S&P 500 Fund
Class R Shares
AIM Investment Funds (INVESCO INVESTMENT FUNDS)
Invesco Alternative Opportunities Fund
Class R Shares
Invesco Commodities Strategy Fund
Class R Shares
Invesco FX Alpha Plus Strategy Fund
Class R Shares
Invesco FX Alpha Strategy Fund
Class R Shares
Invesco Pacific Growth Fund
Class R Shares